                                                              Exhibit 10.5


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of March 3, 2000 (the "Effective Date"), between AUTOLOGOUS WOUND THERAPY, INC., a Delaware corporation (the "Company"), and JAMES A. COUR ("Executive").

     WHEREAS, the Company desires to employ Executive on the terms and conditions hereinafter set forth;

     WHEREAS, the Company recognizes that Executive's employment is critical to the growth and success of the Company and therefore desires to assure the Company of Executive's continued employment; and

     WHEREAS, based on the foregoing, the Company and Executive wish to enter into this agreement to come into force as of the Effective Date.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

                             ARTICLE 1. EMPLOYMENT

A. EMPLOYMENT AND DUTIES. The Company shall employ Executive for the Term (as hereinafter defined) as President and Chief Executive Officer. In this capacity, Executive shall have the full authority and be responsible to manage the operations of the Company consistent with the Company's annual and strategic business plans, such plans to set forth guidelines related to budgeting, capital expenditures, hiring and other initiatives, and to be formulated by Executive and approved by the Company's Board of Directors. Executive shall have the authority to bind the Company to contracts that are consistent with the Executive's duties and responsibilities, subject only to specific limitations imposed by the Company's Board of Directors. During the Term of his employment, Executive's authority and responsibilities to manage the operations of the Company shall not be materially diminished without his prior consent. Executive hereby accepts such employment and agrees to render such services on behalf of the Company. Executive shall perform his duties and carry out his responsibilities hereunder in a diligent manner, and shall devote his exclusive and full working time, attention and effort to the affairs of the Company, shall use all reasonable efforts to promote the interests of the Company and shall be just and faithful in the performance of his duties and in carrying out his responsibilities.

B. LOCATION. The principal location for performance of Executive's services hereunder shall be at the Company's executive offices, which are to be re-located to north suburban Chicago, Illinois, subject to reasonable travel requirements during the course of performing such services.

C. BOARD OF DIRECTORS. Executive agrees to accept election and to serve during all or any part of the Term as a director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified herein, if elected to any such position by the Board of Directors or by the stockholders of the Company or of any subsidiary or affiliate, as the case may be. The Company will use its best efforts to cause and maintain the election of Executive to the Company's Board of Directors. In connection therewith, the Company shall use its best efforts to include Executive in the management slate for election as a director at every annual meeting of shareholders of the Company at which his term as a director would otherwise expire. Upon the termination of this Agreement or Executive's employment hereunder for any reason, Executive shall resign from the Board and from all other positions as an officer or director of any of the Company's subsidiaries or affiliates.

                          ARTICLE 2. EMPLOYMENT TERM

     The term of Executive's employment hereunder (the "Term") shall be deemed to commence on the Effective Date and shall end on December 31, 2001, unless sooner terminated in accordance with the terms of this Agreement; provided, however, that the Term shall be automatically renewed and extended for additional and successive Terms of two (2) years each at the end of each Term (and any subsequent renewal Term thereof) unless either party gives Notice of Termination (as hereinafter defined) to the other party no later than ninety
(90) days before the expiry of the then-current Term.

                     ARTICLE 3. COMPENSATION AND BENEFITS

         In consideration for performing services on behalf of the Company, the Executive shall receive the following compensation and benefits:

A. CASH COMPENSATION.

          i. BASE SALARY. The Company shall pay Executive an annual salary of Two Hundred and Twenty-Five Thousand Dollars ($225,000), payable in bi-weekly installments, in arrears (the "Base Salary"). The Base Salary shall be reviewed annually by the Company's Board of Directors and may be increased, but not decreased (unless mutually agreed upon by Executive and the Company).

          ii. BONUS AND INCENTIVE PLANS. The Company shall establish, and Executive shall be entitled to participate in, Executive Bonus Compensation and Long-Term Incentive Programs, which shall be substantially in accordance with the summary points contained in Part A of Appendix I, attached hereto and made part hereof.

          iii. PARTICIPATION IN BENEFIT PLANS. The Company shall establish, and Executive shall be entitled to participate in (and to the extent that Executive's position, title, tenure, salary, age, health, and other qualifications make him eligible to participate in), employee benefit plans or programs, which shall be substantially in accordance with the summary points contained in Part B of Appendix I. The Company does not guarantee the continuance of any particular employee benefit plan or program during the Term and Executive's participation in any such plans or programs shall be subject to all terms, provisions, rules, and regulations applicable thereto. Executive will be entitled to twenty

          (20) days of vacation per year, to be used in accordance with the Company's vacation policy for senior executives as may be in force from time to time. During the existence of a Benefit Period, if any, (as hereinafter defined), the Company will arrange to provide Executive with welfare benefits (including life and health insurance benefits) of substantially similar design and cost to Executive as the welfare benefits and other employee benefits available to Executive prior to Executive's or the Company's, as the case may be, receipt of Notice of Termination (as hereinafter defined). In the event that Executive shall obtain full-time employment providing comparable welfare benefits during the Benefit Period, such benefits as otherwise receivable hereunder by Executive shall be discontinued.

          iv. EXPENSES. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, including first class air travel and reasonable capital and operating expenses for an office in Executive's home. Executive shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Company's Board of Directors.

B. STOCK WARRANTS. As a special incentive to obtain the services of Executive, Company hereby grants Executive the option to purchase one million (1,000,000) shares of the common stock of the Company at $7.00 per share at any time, under either periodic or accelerated exercise terms as described below.

          i. PERIODIC EXERCISE RIGHTS. Executive's option to purchase shares shall vest and become fully and freely exercisable with respect to the first three hundred thirty-four thousand (334,000) shares on December 31, 2000; with respect to the next three hundred thirty-three thousand (333,000) shares on December 31, 2001, and with respect to the final three hundred thirty-three thousand (333,000) shares on December 31, 2002; subject, however, to the provisions of Sub-section (iii), of this Section (B):

          ii. ACCELERATED EXERCISE RIGHTS. Notwithstanding periodic exercise rights, all of Executive's options that are not already exercisable in accordance with Sub-section 3(B)(i) shall become immediately exercisable at such time that the common stock of the Company trades at or above 37 and 5/8ths dollars per share (the "Target Price") as quoted on the securities exchange where the Company stock is currently being traded and during either of the two periods, chosen at the option of the Executive:

               a. the closing price for the stock is at or above the Target Price for fifteen (15) consecutive trading days; or

               b. the closing price for the stock is at or above the Target Price for twenty (20) out of any thirty (30) consecutive trading days.

          The determination of the Target Price during either of such periods shall be conclusive as reported by any independent financial reporting service, such as Reuters or Bloomberg Financial Markets.

          iii POST-TERMINATION EXERCISE RIGHTS. Notwithstanding any of the foregoing, Executive shall have the right to exercise options to purchase any stock warrants or other stock grants given by the Company in accordance with the following:

                    (a) if Executive's employment is terminated for Cause (as
               defined in Article 4(A)(ii), hereunder), or in the event that Executive voluntarily resigns his employment with the Company, vesting of all options shall cease immediately upon the effective date of termination or resignation;

                    (b) if Executive's employment is terminated by reason of
               Death or Disability (as defined in Article 4(B) hereunder), Executive's legal representatives, conservators, heirs or assigns shall have the right to exercise all such options until such options expire in accordance with the option plan under which such options were granted. The rights granted under this Sub-paragraph (iii)(b) shall apply whether or not the option was vested at the time of Death or Disability; provided, however, tha Executive was employed by the Company for at least twelve
               (12) months after the grant of any option; or

                    (c) if Executive's employment is terminated for any reason other than Death or Disability, or in the event that Executive voluntarily resigns, then Executive shall have the right to exercise all options that have already vested as of the effective date of termination or resignation (or that become vested by reason of termination or resignation) during a period of ninety (90) days following the effective date of termination or resignation.

          iv. ISSUANCE OF REGISTERED SHARES. The Company hereby guarantees that it will issue registered common stock (the term "registered" as defined in the Securities and Exchange Act of 1934) to the Executive pursuant to the exercise of his options under Sub-sections (i) -
          (iii) of this Section 3(B). In the event that the Company does not have sufficient quantities of registered shares available to satisfy this obligation, it shall immediately take all steps necessary to issue a registration statement and to make sufficient registered shares available in satisfaction of this Sub-section (iv).

          v. DILUTION. In the event that the Company issues new or additional equity securities, debt securities convertible into equity, declares a stock dividend, stock split, grants stock rights, or performs any other action that would reasonably be expected to reduce the value of the warrants, the Company shall immediately reduce the purchase price, increase number of the warrants, or both, so that value of the warrants granted to Executive remains unchanged.

          vi. EXPIRATION DATE. The options to purchase shares shall expire ten
          (10) years from the date each option becomes exercisable.

                     ARTICLE 4. TERMINATION OF EMPLOYMENT

A. DEFINITIONS. The following terms shall have the definitions as described in this Section A:

          i. "Benefit Period" shall mean:

               a. the twenty-four (24) month period commencing on the Date of Termination which occurs in connection with a termination of employment described in the first sentence of Section 4(E)(i); or

               b. the period consisting of the remainder, if any, of the then current Term in which occurs a termination of employment described in the first sentence of Section 4(E)(ii), plus the immediately succeeding twenty-four (24) month period.

          ii. "Cause" shall mean any of the following:

               a. any act or failure to act (or series or combination thereof) by Executive done with the intent to harm in any material respect to the interests of the Company;

               b. the commission by Executive of a felony involving moral turpitude;

               c. the perpetration by Executive of a dishonest act or common law fraud against the Company or any subsidiary thereof;

               d. a grossly negligent act or failure to act (or series or combination thereof) by Executive detrimental in any material respect to the interests of the Company;

               e. the material breach by Executive of his agreements or obligations under this Agreement; or

               f. the continued refusal to follow the directives of the President or Board of Directors that are consistent with Executive's duties and responsibilities identified in Section 1(A) hereof.

         iii.  A "Change of Control" shall mean any of the following:

               a. a sale of all or substantially all of the assets of the Company;

               b. the acquisition of more than eighty percent (80%) of the Common Stock of the Company (with all classes or series thereof treated as a single class) by any person or group of persons, except a Permitted Shareholder (as hereinafter defined), acting in concert. A "Permitted Shareholder" means a holder, as of the date the Stock Option Plan was adopted by the Company, of Common Stock;

               c. a reorganization of the Company wherein the holders of Common Stock of the Company receive stock in another company, a merger of the Company with another company wherein there is an eighty percent (80%) or greater change in the ownership of the Common Stock of the Company as a result of such merger, or any other transaction in which the Company (other than as the parent corporation) is consolidated for federal income tax purposes or is eligible to be consolidated for federal income tax purposes with another corporation;

               d. in the event that the Common Stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of fifty-one percent (51%) or more of the then-outstanding Common Stock and for this purpose the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities and Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for fifty-one percent (51%) or more of the then outstanding Common Stock;

               e. a majority of the Board of Directors is not comprised of Continuing Directors. A "Continuing Director" means a director recommended by the Board of Directors of the Company for election as a director of the Company by the stockholders; or

               f. the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the share ownership of the Company to constitute a change of effective ownership or control of the Company.

          iv. "Good Reason" shall mean the occurrence of any one or more of the following events during the Term:

               a. the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, title, and reporting requirements), authority, duties or other responsibilities or any other action of the Company that results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice thereof given by Executive;

               b. a reduction by the Company in Executive's Base Salary as in effect on the Effective Date and as the same shall be increased from time to time hereafter;

               c. the Company's requiring Executive to be based at a location in excess of fifteen (15) miles from the location of Executive's principal residence without the consent of Executive;

               d. the failure by the Company to: (a) continue in effect any material compensation or benefit plan, program, policy or practice in which Executive was participating during the Term of his employment or at the time of a Change of Control; or (b) provide Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to a Change of Control (or as in effect following the Change of Control, if greater);

               e. the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement; or

               f. any purported termination by the Company of Executive's employment that is not effected pursuant to a Notice of Termination (as defined below).

          v. "Date of Termination" shall mean the date specified in the Notice of Termination (as hereinafter defined) (except in the case of Executive's death, in which case Date of Termination shall be the date of death); provided, however, that if Executive's employment is terminated by the Company other than for Cause, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to Executive and if Executive's employment is terminated by Executive for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

          vi. "Notice of Termination" shall mean a written notice either from the Company to Executive, or Executive to the Company, that indicates
          Section 2 or the specific provision of Section 4 of this Agreement relied upon as the reason for such termination or non-renewal, the Date of Termination, and, in reasonable detail, the facts and circumstances claimed to provide a basis for termination or non-renewal pursuant to Section 2 or this Section 4 of this Agreement.

B. TERMINATION UPON DEATH OR DISABILITY. This Agreement, and Executive's employment hereunder, shall terminate automatically and without the necessity of any action on the part of the Company upon the death of Executive. In addition, if at any time during the Term Executive shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his duties and services hereunder for:

          i. a period of six (6) consecutive months; or

          ii. for shorter periods aggregating six (6) months during any twelve
          (12) month period;

then, the Company may at any time after the last day of the sixth consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six (6) months, by written notice to Executive (but before Executive has recovered from such disability), terminate this Agreement and Executive's employment hereunder.

C. COMPANY'S AND EXECUTIVE'S RIGHT TO TERMINATE PRIOR TO CHANGE OF CONTROL. Prior to a Change of Control, this Agreement and Executive's employment hereunder may be terminated at any time by the Company, with or without Cause, upon thirty (30) days prior written notice to Executive, and by Executive, at any time, upon thirty (30) days prior written notice to the Company. Any termination of Executive's employment by the Company without Cause prior to a Change of Control that occurs at the request or insistence of any person (other than the Company) relating to such Change of Control shall be deemed to have occurred after the Change of Control for the purposes of this Agreement.

D. COMPANY'S AND EXECUTIVE'S RIGHT TO TERMINATE FOLLOWING A CHANGE OF CONTROL. Following a Change of Control, this Agreement and Executive's employment hereunder may be terminated at any time:

          i. by the Company, with or without Cause, upon thirty (30) days prior written notice to Executive, or

          ii. by Executive for Good Reason upon thirty (30) days prior written notice to the Company. Executive's right to terminate his employment pursuant to this Section 4(D) shall not be affected by incapacity due to physical or mental illness. Executive's continued employment following a Change of Control shall not constitute consent to, or a waiver of, rights with respect to, any circumstance constituting Good Reason hereunder.

E. COMPENSATION UPON TERMINATION.

          i. TERMINATION PRIOR TO CHANGE OF CONTROL. In the event the Company terminates (or elects not to renew) this Agreement without Cause, and such termination (or non-renewal) without Cause occurs prior to any Change of Control, Executive shall be entitled to receive his Base Salary through the Date of Termination, the welfare benefits described in Section 3(A)(iii) for the Benefit Period, and not later than thirty (30) days after the Date of Termination, a lump sum severance payment equal to the product of two (2) times the sum of Executive's then-current Base Salary plus the arithmetic average of payments made to Executive pursuant to the Company's Executive Bonus Compensation Program with respect to the three (3) fiscal years immediately preceding the fiscal year in which the Date of Termination occurs. In addition to the foregoing, to the extent not otherwise required under the Company's Stock Option Plan or any award agreement with Executive, any unvested stock option awards theretofore awarded to Executive shall vest and become exercisable on the Date of Termination. In the event this Agreement is terminated (or not renewed) for any reason other than by the Company without Cause, and such termination (or non-renewal) occurs prior to a Change of Control, Executive shall not be entitled to the continuation of any compensation, bonuses or benefits provided hereunder, or any other payments following the Date of Termination, other than Base Salary earned through such Date of Termination.

          ii. TERMINATION FOLLOWING CHANGE OF CONTROL. If this Agreement is terminated (or not renewed)

               a. by the Company without Cause; or

               b. by the Executive for Good Reason during the twelve (12) month period immediately following a Change of Control, and such termination (or non-renewal) occurs following a Change of Control;

          then, the Executive shall be entitled to receive his full Base Salary through the Date of Termination, the welfare benefits described in
          Section 3(A)(iii) for the Benefit Period and, not later than thirty
          (30) days after the Date of Termination, a lump sum severance payment equal to the sum of the Base Salary which would otherwise have been payable for the remainder (if any) of the then current Term, plus an amount equal the product of two (2) times the sum of Executive's then current annual Base Salary plus the arithmetic average of payments made to Executive pursuant to the Company's Executive Bonus Compensation Program with respect to the three (3) fiscal years immediately preceding the fiscal year in which the Date of Termination occurs.

          In addition to the foregoing, to the extent not otherwise required under the Company's Stock Option Plan or any other award agreement with Executive, any unvested stock option awards theretofore awarded to Executive shall vest and become immediately exercisable in full. In the event this Agreement is terminated (or not renewed) for any reason other than by the Company without Cause, or by Executive for Good Reason, and such termination (or non-renewal) occurs following a Change of Control, Executive shall not be entitled to the continuation of any compensation, bonuses or benefits provided hereunder, or any other payments following the Date of Termination, other than Base Salary earned through the Date of Termination.

          iii. At Executive's option to be exercised by written notice to the Company, the severance benefits payable under this Section 4(E) shall be paid in accordance with the Company's normal payroll procedures in installments over a twenty-four (24) month period corresponding to the amount of the payments instead of in a lump sum.

         iv. Anything to the contrary contained herein notwithstanding, as a condition to Executive receiving severance benefits to be paid pursuant to this Section 4(E), Executive shall execute and deliver to the Company a general release in form and substance reasonably satisfactory to the Company releasing the Company and its officers, directors, employees and agents from all liabilities, claims and obligations of any nature whatsoever, excepting only the Company's obligations under this Agreement, under any Stock Option Award Agreements, and under any other employee benefit plans or programs in which Executive participates under Section 3 hereof, subject to all terms and conditions of such plans or programs and this Agreement.

                        ARTICLE 5. EMPLOYMENT COVENANTS

A. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive agrees that he shall, during the course of his employment and for a period of five (5) years thereafter, hold inviolate and keep secret all documents, materials, knowledge or other confidential business or technical information of any nature whatsoever disclosed to or developed by him or to which he had access as a result of his employment (hereinafter referred to as "Confidential Information"). Such Confidential Information shall include technical and business information, including, but not limited to, inventions, research and development, engineering, products, designs, manufacture, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, customer lists, records or financial information, manuals or Company strategy concerning its business, strategy or policies. Executive agrees that all Confidential Information shall remain the sole and absolute property of the Company. During the course of his employment, Executive shall not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, except for the purpose of conducting business on behalf of the Company. Following the Term, Executive shall not use, disclose, disseminate, publish, reproduce, or otherwise make available such Confidential Information to any person, firm, corporation, or other entity. Upon termination of his employment with the Company, Executive will leave with or deliver to the Company all records and any compositions, articles, devices, equipment and other items which disclose or embody Confidential Information including all copies or specimens thereof, whether prepared by his or by others. The foregoing restrictions on disclosure of Confidential Information shall apply so long as the information has not properly come into the public domain through no action of Executive.

B. TRANSFER OF INVENTIONS. Executive, for himself and his heirs and representatives, will promptly communicate and disclose to the Company, and upon request will, without additional compensation, execute all papers reasonably necessary to assign to the Company or the Company's nominees, free of encumbrance or restrictions, all inventions, discoveries, improvements, whether patentable or not, conceived or originated by Executive solely or jointly with others, at the Company's expense or at the Company's facilities, or at the Company's request, or in the course of his employment, or based on knowledge or information obtained through his employment during the Term. All such assignments shall include the patent rights in this and all foreign countries. Notwithstanding the foregoing, this Section 5(B) shall not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Executive's own time; and

          i. that does not relate:

               a. directly to the business of the Company, or

               b. to the Company's actual or demonstrably anticipated research or development; or

          ii. that does not result from any work performed by Executive for the Company.

C. EXCLUSIVITY OF EMPLOYMENT. During the Term, Executive shall not directly or indirectly engage in any activity competitive with or adverse to the Company's business or welfare or render a material level of services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, except for serving as a director of another firm.

D. COVENANT NOT TO COMPETE. Executive agrees to be bound and abide by the following covenants not to compete:

          i. TERM AND SCOPE. During his employment with the Company and for a period of two (2) years after the Term, Executive will not render to any Conflicting Organization (as hereinafter defined), services, directly or indirectly, anywhere in the world in connection with any Conflicting Product, except that Executive may accept employment with a large Conflicting Organization whose business is diversified (and which has separate and distinct divisions) if Executive first certifies to the Board of Directors in writing that he has provided a copy of Section 5 of this Agreement to such prospective employer, that such prospective employer is a separate and distinct division of the Conflicting Organization and that Executive will not render services directly or indirectly in respect of any Conflicting Product (as hereinafter defined). Such two-year time period shall be tolled during any period that Executive is engaged in activity in violation of this covenant.

          ii. JUDICIAL ACTION. Executive and the Company agree that, if the period of time or the scope of the restrictive covenant not to compete contained in this Section 5(D) shall be adjudged unreasonable in any court proceeding, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by the court to be reasonable. In the event of a breach or violation of this Section 5(D) by Executive, the parties agree than in addition to all other remedies, the Company shall be entitled to equitable relief for specific performance, and Executive hereby agrees and acknowledges that the Company has no adequate remedy at law for the breach of the covenants contained herein.

          iii. DEFINITIONS. For purposes of the covenants contained in this
          Section 5(D), the following terms shall have the following meanings:

               a. "Conflicting Product" means any product, method or process, system or service of any person or organization other than the Company, in existence or under development at the time Executive's employment with the Company terminates, that is the same as or substantially or directly competes with a product, method or process, system or service of or provided by the Company or any of its affiliates or about which Executive acquires Confidential Information.

               b. "Conflicting Organization" means any person or organization which is engaged in or about to become engaged in, research on or development, production, marketing, licensing, selling or servicing of a Conflicting Product.

          iv. DISCLOSURE TO PROSPECTIVE EMPLOYERS. Executive will disclose to any prospective employer, prior to accepting employment, the existence of Section 5 of this Agreement. The obligation imposed by this Section 5(D) shall terminate two (2) years after termination of Executive's employment with the Company; provided, however, the running of such two-year period shall be tolled to the extent the covenant not to compete contained in Section 5(D) hereof is tolled.

                           ARTICLE 6. MISCELLANEOUS

A. NOTICES. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of

          i. the date received; or

          ii. the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth below:

          If to the Company:               If to the Executive:

          Autologous Wound Therapy, Inc.   James A. Cour
          1523 Bowman Road, Suite A        c/o Michael J. Caywood, Esq.
          Little Rock, Arkansas            Dresser, Dresser, Gilbert & Haas, PC
          72211  USA                       112 South Monroe Street
                                           Sturgis, Michigan
                                           49091  USA

          A Party may change its address from time to time by Notice addressed to the other Party.

B. HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision hereof.

C. MODIFICATIONS & WAIVER. No modification of any provision of this Agreement or waiver of any right or remedy herein provided shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

D. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other agreements; oral or written, heretofore made with respect thereto.

E. SEVERABILITY. Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision hereof. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Employment Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

F. GOVERNING LAW AND JURISDICTION. This Agreement shall be deemed to have been entered into by the parties in the State of Illinois and shall be continued and enforced in accordance with the laws of that State. Any disputes arising under the terms and conditions of this Agreement shall be resolved in a court of competent jurisdiction of that State and the parties hereto irrevocably submit to such jurisdiction.

G. ASSIGNMENTS. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder to any entity that controls the Company, that the Company controls or that may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity. Executive agrees that this Agreement is personal to him and his rights and interest hereunder may not be assigned, nor may his obligations and duties hereunder be delegated (except as to delegation in the normal course of operation of the Company), and any attempted assignment or delegation in violation of this provision shall be void. Notwithstanding any of the foregoing, all of Executive's rights and interest hereunder shall be assignable to Executive's legal representatives, executors or conservators in the event of Executive's Death or Disability.

H. ATTORNEY FEES. In the event of litigation between the parties, to enforce their respective rights under this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of the prevailing party's reasonable attorney's fees and costs at all levels of trial and appeal.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

         Executive                          Autologous Wound Therapy, Inc.

         /s/ James Cour                     By:  /s/ Dennis G. Hendren
         ----------------                      ----------------------------
         James A. Cour                      Title:  President/CEO

                                   APPENDIX I

                       Part A - Bonus and Incentive Plans

1. ANNUAL BONUS. In addition to Executive's Base Salary, the Company shall pay to the Executive an annual bonus in an initial amount of Seventy-Five Thousand Dollars ($75,000). The bonus shall be payable depending on the achievement of the Executive and the Company of a specified list of performance and payment criteria to be agreed to between the Executive and the Company and approved by the Company's Board of Directors. In accordance with the Executive's annual salary review, the Executive's annual bonus shall be reviewed and increased by the Company's Board of Directors as may be appropriate.

2. LONG TERM INCENTIVE PROGRAM. During the Term of Executive's employment by the Company, Executive shall be entitled to participate in the Company's Executive Long Term Incentive Program which will be established by the Company's Board of Director's in accordance with a strategic plan developed for the Company and on appropriate terms and conditions.


                  Part B - Employee Benefit Plans and Programs

1. INSURANCE PROGRAM. The Company shall establish for the benefit of the Executive an insurance program, which shall include, among other things, life, health, dental and long-term disability coverage. Such insurance program shall be no less competitive than similar benefit programs that are established for other health care companies or comparable industries.

2. PENSION OR PROFIT-SHARING PROGRAMS. In addition to the insurance program, the Company shall establish a suitable pension, (401(k)) or other profit sharing program, which shall be no less competitive than similar pension or profit-sharing programs that are established for other health care companies or comparable industries.